                                   EXHIBIT 21
                                  SUBSIDIARIES





                                                        Jurisdiction of
               Name                                      Incorporation
----------------------------------                       -------------
City Bank and Trust Company                                  Michigan
City Bank                                                    Michigan
CB North                                                     Michigan
